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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                   ALCON, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           SWITZERLAND                                    98-0205094
(State of Incorporation or Organization)    (IRS Employer Identification Number)

           Bosch 69
          P.O. Box 62
    6331 Hunenberg, Switzerland
(Address of Principal Executive Offices)                  (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-83286

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

       Title Of Each Class                      Name Of Each Exchange On Which
       TO BE SO REGISTERED                       EACH CLASS IS TO BE REGISTERED

   Common Shares, Par Value                       New York Stock Exchange
     CHF 0.20 Per Share



Securities to be registered pursuant to Section 12(g) of the Exchange Act:

                                      None
                                (Title of Class)


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ITEM 1.                DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


                  A description of the Registrant's Common Shares, par value CHF
0.20 per share, is set forth under "Description of Shares" in the Registrant's Registration Statement on Form F-1 (Reg. No. 333-83286), filed with the Securities and Exchange Commission on February 22, 2002, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Registration Statements"), which description is incorporated herein by reference.



ITEM 2.                      EXHIBITS.

The securities to be registered are to be listed on the New York Stock Exchange (the "NYSE"), on which no other securities of the Registrant are listed. Accordingly, the following exhibits are also being filed with the NYSE:

1.       Registrant's Articles of Association (incorporated by reference to
         Exhibit 3.1 to the Registrant's Registration Statement on form F-1, as amended).

2.       Registrant's Organizational Regulations (incorporated by reference to
         Exhibit 3.2 to the Registrant's Registration Statement on Form F-1, as amended).

3. Form of Specimen Certificate for Registrant's Common Share (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form F-1, as amended).



SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                           ALCON, INC.


                                             By: /s/ Guido Koller
                                                 -------------------------
                                                       Name:  Guido Koller
                                                       Title: Senior Vice
                                                                President

                                             By: /s/ Stephan Basler
                                                 -------------------------
                                                       Name:   Stephan Basler
                                                       Title:  Finance Manager

Dated:  March 14, 2002